Exhibit 10.24

种子研发协议
Agreement on Seed R & D
甲方：吉林省恒昌农业开发有限公司

Party A: Jilin Hengchang Agricultural Development Co., Ltd.

乙方：吉林省农业科学院玉米研究所

Party B:  Maize Research Institute, Jilin Academy of Agricultural Sciences您公開 +1 了這個項目。復原

为调动种子研发人员积极性，加快优质高产新品种培育步伐，满足农民对高产品种的需求，促进农业生产持续稳步发展，保障国家粮食安全，经甲乙双方协商，就种子研发有关事宜，达成如下共识。

To mobilize the positivity of the seed researcher, expedite the cultivation of superior high yield new product, satisfy the demands of peasants for high yield product, facilitate the continuous and stable development of agricultural production and guarantee the national grain safety, the following consensuses on seed research and development are concluded by and between Party A and Party B through friendly negotiation.

一、甲方同意吸收乙方为甲方的玉米良种研发人员，为甲方从事种子研发工作。

1. Party A agrees on accepting Party B as the Party A’s R & D personnel of the improved seed of corn to embark on research and development of seed for Party A.

二、乙方每研发一个通过国家审定的新品种，甲方给予叁拾万元人民币（300，000元）作为奖励。乙方每研发一个通过省级审定的新品种甲方给予贰拾万元人民币（200，000元）作为奖励。

2. Once Party B researches and develops a new variety under the national approval, Party A shall give RMB 0.3 million Yuan (THREE HUNDRED THOUSAND YUAN IN TOTAL) as the reward. Once Party B researches and develops a new variety under provincial approval, Party A shall give RMB 0.2 million Yuan (TWENTY HUNDRED THOUSAND YUAN IN TOTAL) as the reward.

三、甲方每销售一斤乙方研发的种子，甲方给乙方贰角钱人民币（0.2元）作为提成。

3. Once Party A sells 0.5 kilo of the seeds researched and developed by Party B, Party A shall give RMB 0.2 Yuan (ZERO POINT TWO YUAN IN TOTAL) as a percentage from the total sum of money.

四、甲方销售乙方研发的种子累计达600万斤，甲方给乙方伍拾万元人民币，（500，000元）作为科研后补费用。累计销量达1100万斤，甲方再增加伍拾万元人民币（500，000元）作给乙方的奖金。累计超过1500万斤的，甲方再重奖乙方伍拾万元。

4. Provided that Party A sells total accumulative 3 million kilos of seeds researched and developed by Party B, Party A shall give RMB 0.5 million Yuan (FIVE THUNDRED THOUSAND YUAN IN TOTAL) as additional expenses for scientific research. In case that the amount of accumulatively sold seeds adds up to more than 7.5 million kilos, Party A shall give Party B 0.5 million Yuan as handsome reward again.

五、对甲方现有的品种进行改良，并经过甲方同意后，仍使用原有审定编号的，不给于审定奖励，其他待遇不变。

No reward for approval will be given with other treatments unchanged provided that the original approval number is still used for improvement of Party A’s existing varieties through Party A’s permission.

六、甲方选育的所有品种及所有资料，乙方必须严格保密，不准外泄，一旦违约，甲方有权对乙方严加惩罚，视其情节，扣除其科研经费，直至追究法律责任。

6. Party B should be confidential about and is not allowed to disclose all varieties selected by Party A and Party A’s all data. In case of breach of the contract, Party A is entitled to severely punish Party B and deduct the cost of scientific research of Party B according to the situation until Party B’s legal responsibilities are investigated.

七、本协议自签字之日起生效，一式两份，双方各持一份。

7. This agreement takes effect as of the date of signing. It is made in two copies with each held by each party.

甲方：（签字） 魏玉山

Party A (signed)  Yushan Wei

乙方：（签字） 宋权

Party B (signed)  Quan Song

2011年3月 1 日

March1, 2011